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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of earliest event reported): OCTOBER 5, 1998
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                           CREATIVE BIOMOLECULES, INC.
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             (Exact name of registrant as specified in its charter)

   DELAWARE                          0-19910                    94-2786743
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(State or other                    (Commission             (IRS Employer
jurisdiction of                    File Number)            Identification No.)
incorporation)

                 45 SOUTH STREET, HOPKINTON, MASSACHUSETTS 01748
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (508) 782-1100


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ITEM 5. OTHER EVENTS.

     On October 5, 1998, the Registrant publicly disseminated a press release announcing that it will modify its partnership with Biogen, Inc. for the development of therapies for the treatment of kidney failure. Under the revised terms of this agreement, the Registrant will assume primary responsibility for development of a therapy for chronic renal failure. Biogen, Inc. will provide the Registrant with $4.75 million in research support and will retain an option through 1999 to resume responsibility for development of OP-1 as a therapy for chronic renal failure. In addition to financial support, Biogen, Inc. will share technical expertise with the Registrant to support chronic renal studies. The Registrant will assume all rights and responsibility, independent of Biogen, Inc., for the development of acute renal failure therapies.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     99.1 The Registrant's Press Release dated October 5, 1998.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Creative BioMolecules, Inc.
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                                                (Registrant)


Date: October 13, 1998                          /s/ Wayne E. Mayhew III
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                                                Wayne E. Mayhew III
                                                Vice President, Chief Financial
                                                Officer, Treasurer and Secretary